AMENDMENT TO

SUB-ADVISORY AGREEMENT

This amendment to Sub-Advisory Agreement, effective May 1, 2012 (this “Amendment”), is made by and among GW Capital Management, LLC, doing business as Maxim Capital Management, LLC, a Colorado limited liability company registered as an investment adviser under the Investment Advisers Act of 1940 (the “Adviser”), Invesco Advisers, Inc., a corporation organized under the laws of the state of Delaware, registered as an investment adviser under the Investment Advisers Act of 1940 (the “Sub-adviser”), and Maxim Series Fund, Inc., a Maryland corporation (the “Fund”).

WHEREAS, the Adviser, Sub-adviser and the Fund are parties to the Sub-Advisory Agreement dated April 18, 2008, as amended (the “Agreement”); and

WHEREAS, the Adviser, Sub-adviser and Fund desire to amend the Agreement, on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valid consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. Schedule A is deleted in its entirety and replaced with Schedule A attached hereto and incorporated herein.

2. In the event of a conflict between the terms of this Amendment and the Agreement, the terms of this Amendment shall control.

3. This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

4. Except as amended by this Amendment, all other provisions of the Agreement shall remain in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through duly authorized officers.

GW CAPITAL MANAGEMENT, LLC
(d/b/a Maxim Capital Management, LLC)

Attest:	/s/ R.L. Logsdon	By:	/s/ S.M. Corbett

Name:	R.L. Logsdon	Name:	S.M. Corbett

Title:	Assistant Vice President,	Title:	President & Chief Executive Officer
Counsel & Secretary

MAXIM SERIES FUND, INC.

Attest:	/s/ R.L. Logsdon	By:	/s/ M.C. Maiers

Name:	R.L. Logsdon	Name:	M.C. Maiers

Title:	Assistant Vice President,	Title:	Chief Financial Officer & Treasurer
Counsel & Secretary

INVESCO ADVISERS, INC.

Attest:	/s/ Melanie Ringold	By:	/s/ John Cooper

Name:	Melanie Ringold	Name:	John Cooper

Title:	Assistant Secretary	Title:	Senior Vice President

Schedule A

Portfolios

Maxim Invesco Small-Cap Value Portfolio